Exhibit 99.1

Jaguar Animal Health and Napo Pharmaceuticals Enter Definitive Merger Agreement

Merger Will Provide an Important Revenue Stream to Jaguar from Mytesi, an FDA Approved Napo Anti-Diarrheal Launched October 2016 Offering a First-in-Class, Novel Mechanism of Action Highly Conserved Across All Mammals

San Francisco, CA (March 31, 2017) - Napo Pharmaceuticals, Inc. (“Napo”), a human health company developing and commercializing novel gastro-intestinal prescription products from plants used traditionally in rainforest areas,  and Jaguar Animal Health, Inc. (NASDAQ: JAGX) (“Jaguar”), an animal health company focused on developing and commercializing first-in-class gastrointestinal products for companion and production animals, foals, and high value horses, announced today that they have entered into a definitive merger agreement (the “Agreement”) by unanimous approval by the boards of directors of both companies.

Under the terms of the Agreement, Jaguar’s stockholders and option and warrant holders calculated on a fully diluted basis as of today (excluding approximately 365,437 shares issuable under securities convertible at $5.00 or more per share) will hold approximately 25% of the total outstanding fully diluted equity of Jaguar.  Conversely, the balance of the outstanding fully diluted equity of Jaguar will be held by existing Napo creditors, RSU, option and warrant holders together with new convertible debt and equity investors upon consummation of the merger. As indicated on February 9, 2017, the financial terms of the merger include an approximate 3-to-1 Napo-to-Jaguar value ratio to calculate relative ownership of the combined entity.

Holders of Napo common stock immediately prior to the merger (the “Napo Stockholders”) will receive contingent rights to receive, upon the satisfaction of certain conditions as described more fully below, up to 21.5% of Jaguar’s shares calculated on a fully-diluted basis (the “Escrow Shares”), which such shares will be held in an escrow account upon the closing. Assuming a specified cash return (a “Hurdle Amount”) is achieved from the subsequent resale of certain shares of common stock issued by Jaguar to one of Napo’s existing secured creditors in connection with the merger (the “Tranche A Shares”), as described further below, the Napo Holders will be entitled to receive their pro rata share of the Escrow Shares following the release of the Escrow Shares from escrow. In addition, if such Hurdle Amount is achieved before all of such Tranche A Shares are sold, then 50% of the remaining unsold Tranche A Shares will be distributed pro rata among the Napo Stockholders and RSU holders.   The proposed merger remains subject to customary conditions to closing, including but not limited to regulatory approvals inclusive of the effectiveness of the S-4 Registration Statement, debt limitations of Napo, absence of any material adverse change in the business, results of operations or condition (financial or otherwise)  of either party and stockholder approval from each party.  As of January 31, 2017, Napo owned approximately 19% of Jaguar’s outstanding shares of common stock.

Napo’s proprietary, patented gastrointestinal compound, crofelemer, is a first-in-class anti-secretory agent sustainably harvested from the rainforest. The merger of the two companies will provide Jaguar with an important prescription revenue stream from sales of Mytesi™ (crofelemer 125mg delayed-release tablets), a Napo prescription product formerly known as Fulyzaq. Mytesi™ is a human drug approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. Napo launched Mytesi™ in October 2016. Napo and Jaguar estimate the potential U.S. market for Mytesi™ to be approximately $100 million in gross annual sales. Napo is deploying a direct sales effort in the field to promote Mytesi™ to HIV prescribers in the second quarter of 2017, with both live representatives and telesales. As a result, Napo and Jaguar forecast that Mytesi™ will generate approximately $7.0 million in net sales in 2017, with the greatest impact on prescription growth coincident with the deployment of the sales force and a sampling program.

The product candidates in the pipelines of both companies target a mechanism of action highly conserved across all mammals, and benefit from the chronic safety profile that supports Mytesi™.

“Upon the consummation of the merger, as stated previously, we believe Jaguar and Napo together will be poised to realize a number of synergistic, value-adding benefits—most importantly a prescription product revenue stream—and an expanded pipeline of important follow-on indications for Mytesi™ upon which to forge global partnerships,” commented Lisa Conte, Jaguar’s President and CEO and Napo’s interim CEO. “The board members of both Jaguar and Napo are confident that this merger will enable both companies, through a joint management team, to benefit from the economies of scale of combined manufacturing for various human and animal indications and enhance potential value creation.”

Napo holds global unencumbered rights to key indications for Mytesi™, and is seeking geographical collaborations to develop and commercialize Mytesi™ worldwide. Napo is continuing development of Mytesi™ for other antidiarrheal indications, with investigational studies completed in irritable bowel syndrome, cholera, traveler’s diarrhea, and in pediatric patients, and two planned investigator-initiated trials of the product in breast cancer patients suffering from chemotherapy-induced diarrhea (CID). Napo is also evaluating an orphan indication around congenital diarrhea disease, such as congenital tufting enteropathy, an intractable form of chronic diarrhea of infancy leading to significant mortality. This rare disease has a higher incidence in Middle Eastern families.1

Crofelemer is also the active pharmaceutical ingredient in Canalevia™, Jaguar’s lead prescription drug product candidate for companion animals, which is being evaluated for treatment of acute diarrhea and CID in dogs and is the subject of a recently forged collaboration with Elanco US Inc. Diarrhea is one of the most common reasons for veterinary office visits for dogs, and according to the American Veterinary Medical Association, there were approximately 70 million dogs in the U.S. in 2012.

In conjunction with the proposed merger, Napo entered into a settlement and discounted payoff agreement with one of its existing secured creditors. As a discounted payoff and complete settlement and satisfaction of certain loans previously made by such lenders to Napo under a litigation financing agreement, Napo has agreed, upon consummation of the merger, to (i) pay such creditor the amount of $8 million in cash and (ii) pay in kind certain shares of Jaguar voting and non-voting common stock, including certain shares of Jaguar non-voting common stock comprising the Escrow Shares to be held pursuant to an escrow agreement. Assuming the Hurdle is achieved from the subsequent resale of the Tranche A Shares within a certain time period , all or a portion of the Escrow Shares will be released from escrow to the Napo Stockholders.

Additional Description of the Proposed Merger

The proposed merger has been unanimously approved by the boards of directors of both companies. Subject to the conditions to closing outlined above, the proposed merger is expected to close during the second quarter of 2017. The merger agreement contains further details with respect to the proposed merger. If the merger is consummated, Jaguar’s name will be changed to Jaguar Health, Inc., and Napo will operate as a wholly-owned subsidiary of Jaguar, focused on human health.

The directors and executive officers of Napo will resign from their positions with Napo upon the closing of the proposed merger and the combined company will be under the leadership of Jaguar’s current executive management team. Following the closing of the proposed merger, the board of directors of the combined company is expected to consist of the seven existing members of the Jaguar board.

Additionally, the financial terms of the merger and conditions to closing include provisions that without Jaguar’s consent or waiver (i) Napo’s secured convertible debt shall not exceed $11.3 million and its trade payables and certain other debt shall not exceed $6.2 million, (ii) a third party will invest $3.0 million in Jaguar for approximately 3.2 million shares of newly issued common stock of Jaguar with the investment proceeds loaned to Napo immediately prior to consummation of the merger and (iii) Napo’s cash at closing shall be no less than $500,000. Jaguar and Napo believe these debt and investment conditions will provide the combined entity with a stronger capital structure.

Reed Smith LLP and Stifel Nicolaus & Company, Incorporated are serving as Jaguar’s legal and financial advisors, respectively, in connection with the transaction, and Boies Schiller Flexner is serving as Napo’s legal advisor.

About Crofelemer

Napo’s proprietary, patented gastrointestinal compound, crofelemer, is a first-in-class anti-secretory agent isolated and purified from Croton lechleri, a medicinal plant sustainably harvested under fair-trade working conditions in several South American countries. Crofelemer (trade name Mytesi™) was approved in 2012 and is indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy. Crofelemer is in various stages of clinical development by Napo for the following indications:

•                  Crofelemer for diarrhea predominant irritable bowel syndrome (IBS-D), Phase 2,

•                  Crofelemer for acute infectious diarrhea, including cholera, Phase 2,

•                  Crofelemer for pediatric diarrhea, Phase 1, and

•                  Crofelemer for chemotherapy-induced diarrhea, Phase 2.

About Mytesi™

Mytesi™ (crofelemer 125mg delayed-release tablets) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi™ is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi™. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%). Please see complete Prescribing Information available at Mytesi.com

About Napo Pharmaceuticals, Inc.

San Francisco-based Napo Pharmaceuticals, Inc. focuses on the development and commercialization of proprietary pharmaceuticals for the global marketplace in collaboration with local partners.

For more information, please visit www.napopharma.com.

About Jaguar Animal Health, Inc.

Jaguar Animal Health, Inc. is an animal health company focused on developing and commercializing first-in-class gastrointestinal products for companion and production animals, foals, and high value horses. Canalevia™ is Jaguar’s lead prescription drug product candidate, intended for the treatment of various forms of diarrhea in dogs. Equilevia™ (formerly referred to as SB-300) is Jaguar’s prescription drug product candidate for the treatment of gastrointestinal ulcers in horses. Canalevia™ and Equilevia™ contain ingredients isolated and purified from the Croton lechleri tree, which is sustainably harvested. Neonorm™ Calf and Neonorm™ Foal are the Company’s lead non-prescription products. Neonorm™ is a standardized botanical extract derived from the Croton lechleri tree. Canalevia™ and Neonorm™ are distinct products that act at the same last step in a physiological pathway generally present in mammals. Jaguar has nine active investigational new animal drug applications, or INADs, filed with the FDA and intends to develop species-specific formulations of Neonorm™ in six additional target species, formulations of Equilevia™ in horses, and Canalevia™ for cats and dogs.

For more information, please visit www.jaguaranimalhealth.com.

Important Additional Information will be filed with the SEC

This press release may be deemed solicitation material regarding the intended merger between Jaguar and Napo. Jaguar currently intends to file with the SEC a Registration Statement on Form S-4 that will include a proxy solicitation. Jaguar also plans to file other relevant materials with the SEC. Stockholders of Jaguar and Napo are urged to read the proxy solicitation/prospectus contained in the Registration Statement when it becomes available and any other relevant materials filed with the SEC because these materials will contain important information about the potential merger. Once available, these materials will be made available to the stockholders of Jaguar and Napo at no expense to them. The Registration Statement, proxy statement/prospectus and other relevant materials, including any documents incorporated by reference therein, once available, may be obtained free of charge at the SEC’s website at www.sec.gov or from Jaguar at www.jaguaranimalhealth.com or by emailing grussell@kcsa.com.

Jaguar and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the potential merger. Information about the executive officers and directors of Jaguar is set forth in Jaguar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the SEC on February 15, 2017 and Definitive Proxy Statement for the 2016 Annual Meeting of Stockholders of Jaguar filed with the SEC on April 29, 2016.

Notice as to Unregistered Securities

In connection with the intended merger, shares of common stock and other securities of Jaguar have been and will be offered to accredited institutional and individual investors pursuant to one or more exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). These securities have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of section 27A of the Securities Act and section 21E of the Securities Exchange Act of 1934, as amended. These include statements regarding the structure, timing and completion of the proposed merger or Napo debt settlement, expectations regarding the capitalization, resources and ownership structure of the combined company, the combined company’s ability to benefit from economies of scale, access efficiencies, and enhance potential value creation, the expectation that the merger conditions to closing will be satisfied including the receipt by Jaguar of a $3.0 million third party investment, the belief that the combined entity will have a stronger capital structure, Jaguar’s plan to develop formulations of Equilevia™ in horses and species-specific formulations of Neonorm™ in additional target species, and Jaguar’s plan to develop formulations of Canalevia™ for cats and dogs. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “forecast,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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1W Tang et al. Novel Mutations in EPCAM Cause Congenital Tufting Enteropathy. Journal of Clinical Gastroenterology. 2016 Nov 21.

Source: Jaguar Animal Health, Inc.

Contact:

Garth Russell

KCSA Strategic Communications

P: 212-896-1250

grussell@kcsa.com

Jaguar-JAGX